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                                                             EXHIBIT 4.(a)(xiii)



                              Dated 18th June, 2001




                                MADGE.WEB LIMITED
                               (in administration)

                               THE ADMINISTRATORS

                                MADGE NETWORKS NV

                      MADGE.WEB INTERNATIONAL (CI) LIMITED

                                  MADGE.WEB INC

                              MADGE SE ASIA PTE LTD

                           TULLETT & TOKYO LIBERTY PLC







                           --------------------------
                              SETTLEMENT AGREEMENT
                           --------------------------











                                  ALLEN & OVERY
                                     London
                                   BK:868396.8


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                                    CONTENTS

CLAUSE                                                                    PAGE

1.   Interpretation.........................................................4
2.   Payment................................................................6
3.   Discharge of Settled Liabilities.......................................6
4.   Authority..............................................................6
5.   Confidentiality........................................................7
6.   Exclusion of Liability.................................................7
7.   General................................................................8

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THIS AGREEMENT is made on  18th June, 2001

BETWEEN:

(1) MADGE.WEB LIMITED (in administration) a company registered in England and Wales (registered number 3846790) whose registered office is at Wexham Springs, Framewood Road, Wexham, Slough, Berkshire SL3 6PJ (the "COMPANY") acting by its administrators NEVILLE BARRY KAHN AND PETER NORMAN SPRATT both licensed insolvency practitioners of PricewaterhouseCoopers, Plumtree Court, London, EX4A 4HT (the "ADMINISTRATORS");

(2) THE ADMINISTRATORS in their respective capacities as administrators of the Company;

(3) MADGE NETWORKS NV a company registered in The Netherlands (registered number 34087207) whose registered office is at Transpolis Schiphol Airport, Polaris Avenue 23, 2132 JH Hoofddorp, The Netherlands ("NETWORKS") acting on behalf of itself and each other member of the Madge Group (as defined below) other than the Madge Parties;

(4) MADGE.WEB INC a company registered in Delaware, in the United States of America whose registered office is at 1209 Orange Street, Wilmington DE 19801 ("INC");

(5) MADGE SE ASIA PTE LTD (in judicial management) a company registered in Singapore (registered number 199300518G) whose registered office is at 20 Raffles Place, #17-00 Ocean Towers, Singapore 048620 ("ASIA") acting by its judicial manager TIMOTHY J. REID of PricewaterhouseCoopers, Singapore (the "JUDICIAL MANAGER");

(6) MADGE.WEB INTERNATIONAL (CI) LIMITED a company registered in Guernsey (registered number 29760) whose registered office is at Coutts House, Le Truchot, St Peter Port, Guernsey GY1 1WD, Channel Islands ("CI" together with the Company, Networks, INC and Asia the "MADGE PARTIES"); and

(7) TULLETT & TOKYO LIBERTY PLC a company registered in England and Wales (registered number 1105245) whose registered office is at Cable House, 54-62 New Broad Street, London EC2M 1JJ ("T&T") acting on behalf of itself and each other member of the Tullet & Tokyo Group (defined below).


WHEREAS:

(A) The Administrators were appointed joint administrators of the Company pursuant to an order of the High Court dated 27th April, 2001 whereby it was ordered that the Administrators should manage the affairs, business and property of the Company pursuant to the provisions of section 8 of the Insolvency Act 1986 for the purposes referred to in the order.

(B) Members of the Madge Group have supplied certain services to members of the T&T Group and members of the T&T Group have supplied certain services to members of the Madge Group in each case as further described below.

(C) As a result of the business relationships referred to in (B) members of the T&T Group owe amounts to members of the Madge Group and members of the Madge Group owe amounts to members of the T&T Group.

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(D)      The Madge Parties (including Networks acting on behalf of itself and each other member of the Madge Group other than the Madge Parties) and T&T (acting on behalf of itself and each other member of the T&T Group) wish to settle certain liabilities outstanding between them in respect of services provided prior to the Administrators' appointment on the terms set out in this agreement.


NOW IT IS AGREED as follows:


1.       INTERPRETATION
1.1      In this agreement including the recitals:

         "CLAIM"

         means each and any claim, cause or right of action or proceedings, whether at law or in equity, of whatsoever nature and howsoever arising, in any jurisdiction whatsoever whether secured, proprietary, by way of tracing, priority or otherwise and whether by way of contribution or subrogation or otherwise, and whether arising before on or after the date of this agreement.

         "MADGE GROUP"

         means Networks and its Subsidiaries (other than Madge.Web BV).

         "SETTLED LIABILITIES"

         means any and all Claims owed:

         (i) by any member of the T&T Group to any member of the Madge Group in respect of services provided to any member of the T&T Group by any member of the Madge Group or in respect of services provided to any member of the Madge Group by any member of the T&T Group; and

         (ii) by any member of the Madge Group to any member of the T&T Group in respect of services provided to any member of the Madge Group by any member of the T&T Group or in respect of services provided to any member of the T&T Group by any member of the Madge Group;

         in each case to the extent the services to which those Claims relate were provided on or before 26th April, 2001, but for the avoidance of doubt excluding any Claim of the Madge Group against any member of the T&T Group or any member of the T&T Group against any member of the Madge Group arising in connection with the acquisition of the issued share capital of Gains International (CI) Limited by Networks other than pursuant to the Services Agreements, provided that any applicable time period for the making of such Claim shall not have expired.

         "SERVICES AGREEMENTS"

         means:

         (i) a services agreement dated 5th February, 1999 between Gains International (C.I.) Limited, T&T and Networks; and

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         (ii)     a transition services agreement dated 5th February, 1999
                  between T&T, Gains International (C.I.) Limited and Networks.

         "SUBSIDIARY"

         means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

         "T&T GROUP"

         means T&T and its Subsidiaries.


1.2      In this agreement unless the contrary intention appears:

         (a) a reference to a person includes any individual company, corporation, incorporated association or body (including a partnership, trust, joint venture or consortium government, state, agency, organisation or other entity whether or not having separate legal personality);

         (b) any references to the singular shall include the plural and vice versa;

         (c) a reference to a Clause, Sub-clause or a Schedule is a reference to a clause or sub-clause of or a schedule to this agreement;

         (d) save as expressly provided otherwise, all references to an agreement, deed or other document shall be to such agreement, deed or other document as the same may be amended, modified or varied from time to time in writing and any other document entered into supplemental thereto;


         (e) any reference, express or implied, to an enactment includes references to:

                  (i) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this agreement);

                  (ii) any enactment which that enactment re-enacts (with or without modification); and

                  (iii) any subordinate legislation made (before or after the signature of this agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (i) above, or under any enactment referred to in paragraph (ii) above, and "ENACTMENT" includes any legislation in any jurisdiction;

         (f) the headings in this agreement are for convenience only and do not affect its interpretation;

         (g) a person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

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2.       PAYMENT

2.1 T&T agrees to pay to the Company and the Company agrees to accept, the sum of (pound)670,000 plus any applicable VAT in full and final settlement of the Settled Liabilities. T&T (on behalf of itself and each other member of the T&T Group) and the Madge Parties (including Networks on behalf of itself and each other member of the Madge Group other than the Madge Parties) acknowledge that such payment will be used by the Administrators for the purposes of the administration of the Company.

2.2 The sum of (pound) 670,000 referred to in Clause 2.1 shall be made by T&T by way of telegraphic transfer the irrevocable instruction for such transfer to be given by T&T by 10:00 a.m. on 18th June, 2001 to the following account:

         Account name:      Madge.Web Limited, N B Kahn & P N Spratt,
                            Joint Administrators
         Bank:              The Royal Bank of Scotland
         Account:           XXX
         Sort Code:         XXX

2.3 Any applicable VAT as referred to in Clause 2.1 shall be paid by T&T by way of telegraphic transfer to the account referred to in Clause 2.2 within five working days of the date of this agreement.


3.       DISCHARGE OF SETTLED LIABILITIES

3.1 T&T (on behalf of itself and each other member of the T&T Group) and each Madge Party (including Networks on behalf of itself and each other member of the Madge Group other than the Madge Parties) agrees that the payment referred to in Clause 2 (Payment) shall operate as a full and final discharge of the Settled Liabilities owed to each member of the T&T Group and each member of the Madge Group respectively.

3.2 Save as expressly provided in this agreement, nothing in this agreement shall waive, settle or discharge or otherwise affect any Claim owed by and to any member of the Madge Group and any member of the T&T Group respectively.


4.       AUTHORITY

4.1 T&T represents and warrants to each other party to this agreement that it is duly empowered and authorised to enter into this agreement on behalf of each other member of the T&T Group.

4.2 T&T shall procure that each other member of the T&T Group is bound by the provisions of this agreement, including without limitation, Sub-clause 3.1.

4.3 Networks represents and warrants to each other party to this agreement that it is duly empowered and authorised to enter into this agreement on behalf of each other member of the Madge Group other than INC, ASIA and CI.

4.4 Networks shall procure that each other member of the Madge Group other than INC, ASIA and CI is bound by the provisions of this agreement, including without limitation, Sub-clause 3.1.

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5.       CONFIDENTIALITY

5.1 The terms of this agreement shall remain confidential to the parties to this agreement who shall not disclose the fact of settlement or the terms of this to any other person except:

         (i)      to the auditors and to the legal advisers of that party; or

         (ii) where that party is under a legal or regulatory obligation to make such disclosure, but limited to the extent of that legal or regulatory obligation; or

         (iii) with the prior written consent of the other parties to this agreement; or

         (iv)     to enforce the terms of this agreement.

5.2 T&T (on behalf of itself and each other member of the T&T Group) and each Madge Party (including Networks on behalf of itself and each other member of the Madge Group other than the Madge Parties) agrees to take all reasonable steps to make its respective employees and agents aware of the terms of Clause 5.1 and to instruct them to observe those terms.


6.       EXCLUSION OF LIABILITY

6.1 For the purposes of this Clause 6 references to "the ADMINISTRATORS" or "the JUDICIAL MANAGER" where the context so permits shall mean and include their present and future firm or firms, partners and employees, and any legal entity or partnership using in its name the words "PRICEWATERHOUSECOOPERS" as the case may be, and the partners, shareholders, officers and employees of any such entity or partnership.

6.2 The Administrators and the Judicial Manager have joined in as parties to this agreement solely for the purpose of obtaining the benefit of the provisions of this Clause in their favour and any other provisions in this agreement in their favour.

6.3 The Administrators and the Judicial Manager shall not incur any personal liability of any kind under, or by virtue of, this agreement, nor in relation to any related matter or claim, whether in contract, tort or restitution or by reference to any other remedy or right, in any jurisdiction or forum.

6.4 Without prejudice to Clause 6.3, the Administrators and the Judicial Manager shall not be liable on any deed or document executed with a view to, or for the purpose of, giving effect to this agreement whether or not that deed or document so provides in its terms and the Administrators and the Judicial Manager shall be entitled at any time to have any such deed or document amended so as to exclude personal liability in the terms of this Clause 6.

6.5 The Administrators are the agents of the Company and the Judicial Manager is the Agent of ASIA and the Administrators and the Judicial Manager shall incur no personal liability from acting in the capacity of agents, nor shall any claim arise otherwise than against the Company and ASIA respectively. Whether or not acting as agent of the Company or ASIA, the Administrators and the Judicial Manager shall incur no personal liability by reason of acting in the name or on behalf of the Company and ASIA respectively.

6.6 The provisions of this Clause shall continue notwithstanding the Administrators and the Judicial Manager ceasing to act and shall operate as waivers of any claims in tort and restitution as well as under the law of contract.

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6.7      The exclusions in this Clause shall be in addition to, and not in substitution for, any right of indemnity or relief otherwise available to the Administrators and the Judicial Manager and shall continue after completion of this agreement.

6.8 Save as expressly provided in this agreement, nothing in this agreement shall constitute a waiver of any right of the Administrators and the Judicial Manager to be indemnified or to exercise a lien whether under the Insolvency Act 1986 or otherwise howsoever.


7.       GENERAL

7.1. Each party shall bear its own costs in connection with the negotiation, execution and implementation of this agreement.

7.2 If any term or provision in this agreement is or becomes in whole or in part to any extent illegal, invalid or unenforceable under any enactment or rule of law, that shall not affect the validity or enforceability of any other provision of this agreement.

7.3      Time shall be of the essence in relation to this agreement.

7.4 This agreement shall be binding on the parties, their successors and assigns and the name of a party appearing herein shall be deemed to include the names of any such successor or assign.

7.5 Each party hereby confirms that this agreement sets out the entire agreement and understanding between the parties in relation to the subject matter hereof. Save as provided in Clause 4, each of the parties acknowledges that no representation of any nature has been made to that party or relied upon by that party in connection with or in relation to this settlement.

7.6 This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement.

7.7 This agreement shall be governed by and shall be construed in accordance with English law. The parties submit to the exclusive jurisdiction of the English courts for the purpose (but solely for the purpose) of any action to enforce the terms of this agreement.

IN WITNESS whereof the parties hereto have caused this agreement to be duly executed on the date first written above.


EXECUTED by                                 )
MADGE.WEB LIMITED                           )
(in administration) acting                  )
by NEVILLE BARRY KAHN                       )        MADGE.WEB LIMITED
(its joint administrator)                   )        (in administration)
as its agent and without                    )
personal liability                          )        /s/ N. KHAN

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SIGNED by                                   )
NEVILLE BARRY KAHN                          )
for and on behalf of THE                    )
ADMINISTRATORS                              )
without personal liability and              )
solely for the purpose of obtaining         )
the benefit of the provisions of this       )
agreement in the Administrators'            )
favour                                      )        /s/ N. KHAN



EXECUTED by                                 )
MADGE NETWORKS NV                           )
acting by ROBERT MADGE,                     )
chairman and chief executive officer        )
on behalf of itself and each other          )
member of the Madge Group (other            )
than the Madge Parties)                              /s/ R MADGE


EXECUTED by                                 )
MADGE.WEB INC                               )
acting by its sole director                 )
CHRIS SEMPRINI                              )        /s/ C. SEMPRINI



EXECUTED by                                 )
MADGE SE ASIA PTE LTD                       )
(in judicial management) acting             )
by TIMOTHY J. REID (its judicial            )
manager) as its agent and without           )        /s/ T J REID
personal liability                          )


SIGNED by TIMOTHY J. REID,                  )
JUDICIAL MANAGER                            )
without personal liability and              )
solely for the purpose of obtaining         )
the benefit of the provisions of this       )
agreement in the Judicial Manager's         )
favour                                      )        /s/ T J REID


EXECUTED by                                 )
MADGE.WEB INTERNATIONAL                     )
(CI) LIMITED acting by                      )
its [sole] director HARRY WILSON            )
                                            )        /s/ H WILSON

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EXECUTED by                                 )
TULLETT & TOKYO LIBERTY                     )
PLC      acting on behalf of    )
itself and each other member of the T&T     )
Group                                       )        /s/ P P C GREGORY.


                                       10